                                                                   EXHIBIT 10.32


                   GENERAL RELEASE AND SETTLEMENT AGREEMENT
                   ----------------------------------------


     This General Release and Settlement Agreement ("Agreement") is entered into effective as of the third day of December, 1998 by and between Korn/Ferry International, a California corporation (which, together with all of its subsidiaries and affiliates, is referred to as "Employer"), and Michael D. Boxberger ("Employee") with reference to the following facts:

     A. Employee has been employed by Employer since 1986 and has been Employer's Chief Executive Officer since May, 1997.

     B. Except as specifically provided for in this Agreement, Employee and Employer have agreed to sever all relationships between themselves.

     C. The parties desire to resolve and settle finally, fully and completely all claims and disputes that exist between them in accordance with the terms and conditions of this Agreement.

     IN CONSIDERATION OF THE RECITALS AND PROMISES SET FORTH IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

     1.   Resignation. Effective as of December 3, 1998 (the "Resignation
          -----------
Date"), Employee resigns as an officer and director of Employer, and Employer confirms that it has accepted this resignation.

     2.   Return of Property. Employee hereby acknowledges and confirms to
          ------------------
Employer that, within ten (10) days after the Resignation Date, he will return to Employer all books, records, documents, manuals, lists, computer programs, computer data, credit cards and other property in his possession or under his management and control which belong to Employer, and any other books, records, documents, manuals, lists and computer programs or data relating to Employer's business that were used by Employee during the course and scope of his employment by Employer. Employee shall be permitted to retain and use any computers owned by Employer which are in Employee's residence (but not any computer programs or data relating to Employer's business or other Employer information, all of which shall be returned or deleted to Employer's satisfaction), and shall return such computers to Employer on the earliest to occur of (a) Employee's commencement of employment by anyone other than Employer, (b) December 3, 1999, or (c) Employee's relocation from Los Angeles, California. Employee shall, at a time mutually agreeable to Employer and Employee, cause the removal of his personal items from his office, including, without limitation, an oriental screen in the conference room, an oriental table in the conference room, an oriental rug in his office, and the pictures on the walls of his office. Upon presentation of a reasonably itemized bill, Employer will reimburse Employee for the reasonable costs incurred by Employee in removing his personal items from Employer's offices.

          3.   Communications Concerning Resignation: Confidentiality:
               ------------------------------------------------------
Non-Disparagement.
-----------------

               3.1  Communications.  If any inquiries by third parties are made
                    --------------
of Employer or Employee with respect to the reasons for Employee's departure from Employer, each agree that it or he will respond consistent with the draft of the press release (the "Press Release") which is attached hereto and is hereby incorporated as Exhibit A.
                       ---------

               3.2  Agreement to Keep Terms Confidential. Employer and Employee
                    ------------------------------------
agree to keep the provisions of this Agreement confidential and not to discuss or disclose them to any other person, firm, organization or entity for any reason, at any time, without the prior written consent of the other party, unless otherwise required by law or legal process. Upon inquiry, either may state that Employee's reasons for leaving are those described in Section 3.1 above. Notwithstanding the foregoing, Employer may disseminate the Press Release to the news media; the parties may discuss this Agreement with, or disclose it to, their respective attorneys or accountants; Employer may disclose the Agreement to, or discuss it with, its shareholders as the same may be necessary or appropriate, and may make such disclosures which are necessary or appropriate under any applicable securities laws; and Employee may disclose the Agreement to, or discuss it with, his spouse.

               3.3  Non-Disparagement. For a period of two (2) years following
                    -----------------
the Resignation Date: Except for communications among its shareholders, Employer agrees that it will not disparage, ridicule or criticize Employee, or discuss or describe Employee in negative terms; and Employee agrees that he will not disparage, ridicule or criticize Employer or any of its employees, officers or directors, or discuss or describe any of them in negative terms.

               3.4  Employer's Obligations Only Bind Senior Officers. All
                    ------------------------------------------------
references to "Employer" in Section 3.1, 3.2 and 3.3, and to Employer's obligations to refrain from the conduct described in such subsections, refer only to the Employer's regional heads, the members of Employer's Board of Directors and its office of the Chief Executive Officer.

               3.5  Liquidated Damages. The parties acknowledge that a breach by
                    ------------------
either of them of any of the provisions of this Section 3 will cause substantial harm to the non-breaching party. The parties believe that the damages resulting from a breach would be extremely difficult or impracticable to determine. Because of the difficulty in determining the damages resulting from a breach, the parties agree that, in the event of such a breach, the breaching party will pay to the non-breaching party the sum of Fifteen Thousand Dollars ($15,000), as liquidated damages, for each separate breach of any of the obligations described in Section 3, which the parties believe is a reasonable estimation of the damages that will be suffered as a result of each breach.

          4.   Employee Will Not Seek Re-Employment. Employee agrees that he
               ------------------------------------
will not seek re-employment with Employer.

          5.   Proprietary Information. Employee agrees that he will not use,
               -----------------------
reveal, divulge or make known to any person, firm or corporation, and shall maintain as confidential, all privileged, proprietary and/or secret information, communications, knowledge or data relating to the business of Employer. Employee recognizes and acknowledges that all such information, communications, knowledge or data is a valuable and unique asset of Employer and, accordingly, he will not discuss or divulge any such information, communications, knowledge or data to any person, firm, partnership, corporation or organization other than Employer, except as may otherwise be required by law. Employee further agrees that if he is contacted by any governmental agency or is served with any subpoena relating to or arising out of Employer's business, his employment by Employer, or work he did while employed by Employer, he will immediately contact Employer and provide it with a copy of any subpoena or written communication relating to such contact.

          6.   Purchase of Stock.
               -----------------

               6.1  Representations by Employee. Employee represents and
                    ---------------------------
warrants to Employer that:

                    (a) Employee is the lawful owner of ninety-eight thousand three hundred fourteen (98,314) shares (the "Employee Shares") of the common stock of Employer, free and clear of any liens, claims or encumbrances, except the lien created pursuant to the "Mortgage Loan Agreements" (as described below);

                    (b) Employee can, without obtaining the consent of any other person and without breaching any agreement to which Employee is a party, transfer the Employee Shares as provided for in this Agreement; and

                    (c) Other than the Employee Shares, Employee does not own any other shares, rights to purchase shares, or any interest convertible into shares, of Employer.

               6.2  Purchase and Sale.
                    -----------------

                    (a) Employer and Employee acknowledge and agree that the retention and disposition of the Employee Shares are governed by an undated Stock Repurchase Agreement (the "Repurchase Agreement") between Employer and Employee. Pursuant to the Repurchase Agreement, Employer has custody of the original certificates evidencing the Employee Shares and will continue to retain such custody. Employer and Employee further agree that, except as specifically set forth in this Agreement to the contrary, the terms and provisions of the Repurchase Agreement shall remain in full force and effect.

                    (b) Within ten (10) days after the execution and delivery of this Agreement, Employer shall purchase, and Employee shall sell, fifty-seven thousand twenty-two (57,022) of the Employee Shares (the "Purchased Shares") for a purchase price (the "Purchase Price") equal to the number of Purchased Shares, multiplied by Eleven Dollars and Fifteen Cents ($11.15), for a total payment equal to Six Hundred Thirty-Five Thousand Seven Hundred Ninety-Five Dollars and Thirty Cents ($635,795.30). Subject to Section 6.2(f) below, the Purchase Price shall be paid in cash concurrent with the purchase, at which time Employee will deliver to Employer an Assignment Separate from Certificate, evidencing the Purchased Shares, duly endorsed in blank by Employee, and Employer will cancel the certificate(s) in its possession which represent the Purchased Shares. Employee acknowledges that Employer is contemplating a sale of its shares in an underwritten public offering pursuant to the Securities Act of 1933, as amended (an "IPO"). Employee acknowledges that, even though the Purchased

Shares may be worth more than the Purchase Price following an IPO (if there is one), the Purchase Price is a fair and equitable price for the Purchased Shares.

                    (c) If, by December 3, 1999, there has not been an IPO, then, by March 3, 2000, Employer will purchase Employee's remaining shares (the "Retained Shares") (i.e, 41,292 shares) for a purchase price (the "Retained Purchase Price") equal to the number of the Retained Shares, multiplied by Employer's "Book Value" (as that term is used in the Repurchase Agreement). Subject to Section 6.2(f) below, the Retained Purchase Price shall be paid concurrent with the purchase, at which time Employee shall deliver to Employer an Assignment Separate From Certificate, evidencing the Retained Shares, duly endorsed in blank by Employee, and Employer will cancel the certificates in its possession which represent the Retained Shares.

                    (d) Following the Resignation Date, or, if there is an IPO by December 3, 1999, then only through the fourth anniversary of the IPO, Employee agrees that he will not sell, transfer, pledge or hypothecate any of the Retained Shares, except pursuant to the Repurchase Agreement or Sections 6.2(c) or 6.2(e) of this Agreement.

                    (e) If there is an IPO by December 3, 1999, then, following such IPO, but subject to applicable securities laws and regulations, Employee may direct Employer to sell the following percentage of the Retained Shares:

                        (i)   Ten percent (10%) concurrent with the IPO:

                        (ii) Twenty percent (20%) on the second anniversary of the IPO;

                        (iii) Twenty percent (20%) on the third anniversary of the IPO; and

                        (iv) Any of the remaining Retained Shares on or after the fourth anniversary of the IPO.

                    (f) Until such time as the "Mortgage Note" (as described below) has been repaid in full, the proceeds from the sale of any of the Employee Shares sold pursuant to Sections 6.2(b), (c) or (e) above (whether sold to Employer or otherwise) shall be deposited by Employer in a segregated, interest bearing bank account (the "Share Account") as additional security for the repayment of the Mortgage Note and Employee's other obligations under and pursuant to the Mortgage Loan Agreements. Following the complete repayment of the Mortgage Note and discharge of Employee's obligations under and pursuant to the Mortgage Loan Agreements, the remaining balance in the Share Account shall be paid to Employee.

                    (g) If requested by Employer, the certificate(s) evidencing the Retained Shares shall be imprinted with a legend reflecting the prohibitions described in this Section 6.2.

          7.   UNPAID LEAVE; SEVERANCE AND OTHER BENEFITS. Employee shall be on
               ------------------------------------------
unpaid leave until December 3, 1999. As a severance payment and as further consideration for

Employee's representations, covenants and obligations under and pursuant to this Agreement, Employer agrees to pay to Employee and on Employee's behalf the following amounts:

          7.1 Cash Payments. A total severance payment in an amount equal to One
              -------------
Million Two Hundred Thousand Dollars ($1,200,000), less any required payroll deductions or withholding, payable One Hundred Thousand Dollars ($100,000), less any required payroll deductions and withholding, within ten (10) days after the execution and delivery of this Agreement, and Fifty Thousand Dollars ($50,000), less any required payroll deductions and withholding bi-monthly, on Employer's regular payroll dates, with the first Fifty Thousand Dollar ($50,000) payment being due on January 15, 1999 and the last such payment being due on the last day of November, 1999.

          7.2 Insurance. Employer shall (a) continue to provide and pay for
              ---------
medical insurance for Employee and his immediate family under the medical insurance policy then in effect (as it may change from time to time), and (b) allow Employee to continue to participate in Employer's executive medical reimbursement program, in each case in the same manner and amounts as prior to the Resignation Date, in all cases until the earlier of (i) such date that Employee commences employment by someone other than Employer, or (ii) December 3, 1999.

          7.3 Relocation Allowance. Upon the request of Employee, Employer will
              --------------------
reimburse Employee for the reasonable costs which Employee incurs on or before December 1, 1999 in relocating from Los Angeles, California to Texas, Illinois, or any other location selected by Employee so long as the relocation is not for employment purposes. As used herein, reasonable costs include one way economy air fare for Employee and his immediate family and the cost of moving Employee's household furnishings by a commercial moving company charging competitive rates. In order to obtain the reimbursement provided for herein, Employee shall be required to submit receipts to Employer which itemize in reasonable detail the costs for which Employee seeks reimbursement. In no event shall Employer be required to reimburse Employee for more than Fifty Thousand Dollars ($50,000).

          7.4 Office, Secretarial and Travel Expenses. Employer shall reimburse
              ---------------------------------------
Employee, in accordance with Employer's regular policies, for all expenses incurred by Employee on behalf of Employer prior to the Resignation Date. Employer shall also reimburse Employee for the reasonable office, secretarial support, use of computers in his residence, business and travel expenses (to pursue other employment, including, without limitation, travel expenses of Employee's spouse directly related to Employee's pursuit of other employment) which Employee incurs until the earlier of (a) such date that Employee commences employment by someone other than Employer, or (b) December 3, 1999. The aggregate of all such expenses (other than those referred to in the first sentence of this Section 7.4) shall not exceed Ten Thousand Dollars ($10,000) per month in any one month, Thirty Thousand Dollars ($30,000) in any consecutive six (6) month period or Fifty-One Thousand Seven Hundred Dollars ($51,700) in the aggregate. In order to obtain the reimbursement provided for herein, Employee shall be required to submit receipts to Employer which itemize in reasonable detail the costs for which Employee seeks reimbursement.

          7.5 Advisor Fees. Employer shall reimburse Employee for the legal and
              ------------
advisory fees Employee incurs in connection with the negotiation and preparation of this

Agreement, up to a maximum of $20,000, upon the presentation of bills by Employee to Employer.

               7.6  Reimbursement for Certain Club Dues. Employer shall
                    -----------------------------------
reimburse Employee for Employee's club dues for Max McGraw Wildlife Foundation, California Club and Chicago Club until the earlier of December 3, 1999 or Employee's commencement of employment by someone other than Employer.

               7.7  Notification of Re-Employment. Employee agrees to
                    -----------------------------
immediately notify Employer of Employee's employment by someone other than Employer if Employee commences such other employment prior to December 3, 1999.

          8.   Non-Solicitation. Employee agrees that, during the two (2) year
               -----------------
period following the Resignation Date, he will not, directly or indirectly, solicit or encourage any of Employer's employees to terminate his or her employment with Employer; provided, however, that Employee shall have no liability to Employer if any employee of Employer approaches a future employer of Employee and asks to be considered as a candidate for employment or is hired by such employer without any direct or indirect solicitation or encouragement from Employee. Employee acknowledges that the non-solicitation obligation set forth in this Section 8 is a material and integral part of this Agreement. Employee further acknowledges that if he breaches his non-solicitation obligations under this Section 8, Employer may, in addition to any other remedies which it may have, elect to stop making severance payments to, and providing benefits for, Employee.

          9.   BENEFIT PLANS. Employee is currently a beneficiary or participant
               -------------
of or in the benefits and plans (the "Benefits") which are described on the attached and incorporated Schedule 1. Employee's rights and obligations with
                          ----------
respect to the Benefits shall be governed by the agreements and documents granting and describing the Benefits.

          10.  Repayment of Loans.
               ------------------

               10.1 Mortgage Loan. Employer and Employee are Co-Obligors with
                    -------------
respect to a Promissory Note dated January 28, 1998 in the principal amount of One Million Dollars ($1,000,000), payable to 1st Business Bank (which, together with the Addendum to Promissory Note, is referred to as the "Mortgage Note"). Employer and Employee are also the parties to related agreements, entitled Funding, Indemnification and Contribution Agreement (the "Funding Agreement") and Stock Pledge Agreement (the "Pledge Agreement"), each dated January 28, 1998 (which, together with the Mortgage Note and the Funding Agreement, are referred to as the "Mortgage Loan Agreements"). Employer and Employee acknowledge and agree that the Mortgage Loan Agreements remain in full force and effect and are unaffected by this Agreement, except:

                    (a) Promptly upon receipt of proof of payment by Employee, Employer shall reimburse Employee for the interest due and paid (and shall gross up such reimbursement to cover any taxes payable by Employee in connection with such reimbursement) with respect to the Mortgage Note through the earlier of the sale of the residence (the "Residence") located at 621 Stone Canyon Road, Los Angeles, CA 90077, or December 3, 1999; Employee shall pay all interest and principal payments due thereafter and shall repay or refinance (without Employer's guaranty or co-obligation) the Mortgage Note in full on or prior to the earlier of the sale of the Residence or November 30, 2000.

                    (b) Employer shall release from the lien imposed by the Pledge Agreement's sufficient number of Employee's Shares to permit Employee to sell such shares as otherwise permitted by this Agreement.

              10.2 Other Loans to Employee. Employee acknowledges that he is
                   -----------------------
indebted to Employer for the aggregate sum of Ninety-Nine Thousand Nine Hundred Eighty-Nine Dollars ($99,989) principal, plus, in the case of the promissory note dated June 30, 1998 (the "June 30 Note"), interest as provided in such note, which debt is evidenced by three separate Promissory Notes signed by Employee as of June 22, 1992, in the amount of Seven Thousand Five Hundred Dollars ($7,500); as of November 2, 1992 in the amount of Seven Thousand Dollars ($7,000); and as of June 30, 1998 in the amount of Seventy-Six Thousand Four Hundred Eighty-Nine Dollars ($76,489), and an additional obligation in the amount of Nine Thousand Dollars ($9,000) which was incurred in April, 1997 for the purpose of paying the initiation fee for membership in the California Club. Employee agrees to repay the aforesaid amounts on the earlier of an IPO or October 31, 1999.

          11. Proxy. Concurrent with his execution and delivery of this
              -----
Agreement to Employer, Employee will execute and deliver to Employer a Voting Proxy covering the Retained Shares in the form of the Voting Proxy attached hereto and hereby incorporated as Exhibit B
                                  ---------

          12. Release of Claims.
              -----------------

              12.1  Release by Employee. Except for the obligations set forth in
                    -------------------
this Agreement, Employee, on behalf of himself and his representatives, successors and assigns, completely releases and forever discharges Employer and each of its predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, parent companies, divisions, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such companies), and all persons acting by, through, under or in concert with any of them (collectively, referred to as "Employer Releasees"), from any and all demands, charges, complaints, liabilities, obligations, promises, agreements, damages, suits, costs, losses, debts and expenses (including attorney's fees and costs actually incurred) of any nature, known or unknown (collectively, "Claims"), which Employee now has, or which Employee at any time had, or which Employee at any time may have, against each or any of the Employer Releasees, arising out of or related to any act, omission, or other thing which existed or occurred on or before the date of Employee's signing of this Agreement. The Claims released under this Agreement include, but are not limited to, any rights arising out of any alleged violations of any contract or covenant, any tort, any legal restriction on the right of the Employer Releasees or any of them to terminate employees, and any federal, state or other governmental statute or regulation, including, without limitation: (1) the Age Discrimination in Employment Act (age discrimination in employment, including discrimination against individuals forty (40) years of age or over); (2) Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination); (3) the Americans With Disabilities Act (discrimination against individuals with disabilities); (4) the California Fair Employment and Housing Act (discrimination, including race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, sex or age discrimination); (5) any

Claim for salary, bonus, expense reimbursement, accrued vacation and accrued sick leave; and (6) any Claim that the sale of the Employee Shares was for inadequate or unfair consideration.

                    12.2 Release by Employer. Except for (a) the obligations set
                         -------------------
forth in this Agreement and (b) any Claims based upon either Employee's criminal conduct or actions by Employee outside the course or scope of his employment, Employer, on behalf of its representatives, successors, assigns and affiliates, completely releases and forever discharges Employee, from any and all Claims which Employer now has, or which Employer at any time had, or which Employer at any time may have had against Employee, arising out of or related to any act, omission, or other thing which existed or occurred on or before the date of Employer's signing of this Agreement.

                    12.3 Release of Unknown Claims. Employee and Employer waive
                         -------------------------
and relinquish any and all rights or benefits which he or it may now have under the provisions of Section 1542 of the California Civil Code, which provide as follows:

                    "A general release does not extend
                    to claims which the creditor does
                    not know or suspect to exist in his
                    favor at the time of executing the
                    release, which if known by him must
                    have materially affected his
                    settlement with the debtor."

                    Notwithstanding the provisions of Section 1542, Employee and Employer expressly acknowledge that this Agreement is intended to include in its effect, without limitation, all Claims which he and it do not know of or suspect to exist in his or its favor at the time of signing this Agreement, and that this Agreement contemplates the release of any such Claims.

                    12.4 Release Not Affected by Later Discovery. Employee and
                         ---------------------------------------
Employer acknowledge that he or it may hereafter discover Claims or facts in addition to or different from those which he or it now know or believe to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Employee and Employer waive any right, Claim or cause of action that might arise as a result of such different or additional Claims or facts. Employee and Employer acknowledge that he and it understand the significance and consequence of such a release and specific waiver of Section 1542. Employee and Employer further waive and relinquish all other statutes, rights, remedies and benefits of all other jurisdictions, state or federal, which are of the same or similar import or effect as Section 1542 of the California Civil Code.

                    12.5 No Litigation. Employee and Employer confirm that he
                         -------------
and it have not and will not file any charge, Claim, suit or action against any of the Employer Releasees or Employee with any court of law or before any federal, state, or administrative agency based on the matters released in this Agreement. If any court of law, federal, state or administrative agency assumes jurisdiction of any such charge, Claim, suit or action on behalf of Employee or Employer, Employee or Employer, as applicable, will direct that agency or court to withdraw from or dismiss the matter with prejudice.

               12.6 No Admission of Liability. This settlement shall not be
                    -------------------------
deemed or construed as an admission of any fact, liability or responsibility at any time for any purpose.

               12.7 No Prior Sale of Any Claim. Employee and Employer represent
                    --------------------------
and warrant that he and it have not sold, assigned, transferred, conveyed, encumbered, or otherwise disposed of any of the Claims purportedly released by him or it pursuant to this Agreement, nor any recovery, settlement or portion thereof to which he or it might be entitled, with respect to the matters released hereunder, to a person or entity not a party to this Agreement.

          13.  No Reliance on Representations. Each party represents and
               -------------------------------
warrants to the other that in executing this Agreement they do not rely and have not relied upon any representation or statement made by the other party or by the other party's agents or attorneys with regard to the subject matter, basis or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement.

          14.  Right of Offset. Employer shall be permitted to offset the amount
               ---------------
of any claims it may have against, or amounts owed by, Employee pursuant to this Agreement against any amounts owed by Employer to Employee pursuant to this Agreement.

          15.  Miscellaneous Provisions.
               ------------------------

               15.1 Integration. This Agreement constitutes the entire
                    -----------
agreement and understanding of the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any of the parties hereto not embodied in this Agreement or in the documents referred to herein, and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statements of intention not set forth or referred to herein.

               15.2 Governing Law, Jurisdiction and Venue. This Agreement shall
                    -------------------------------------
be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to the conflict or choice of law provisions thereof.

               15.3 Binding Effect. All of the terms, covenants,
                    --------------
representations, warranties and conditions herein shall be binding upon, and inure to the benefit of, and be including but not limited to, successor corporations.

               15.4 Waiver. This Agreement may not be amended, modified,
                    ------
superseded or canceled, nor may any of the terms, covenants, representations, warranties or conditions hereof be waived, except by a written instrument executed by the party against whom such amendment, modification, supersedure, cancellation or waiver is charged. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation, or warranty contained herein, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

          15.5      Construction.  The captions and headings contained herein
                    ------------
are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. All references in this Agreement to a "person" mean and refer to natural persons, partnerships, corporations, trusts, associations, governmental agencies and any other entity of any kind whatsoever. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty in this Agreement shall not be constructed against either party based upon authorship of any of the provisions hereof.

          15.6      Counterparts and Facsimile Signatures.  This Agreement may
                    -------------------------------------
be executed by facsimile signature and executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          15.7      Attorneys' Fees. In the event that any party shall bring an
                    ---------------
action in connection with the performance, breach or interpretation of this Agreement, or any action related to the transaction contemplated hereby, the prevailing party in such action, as may be determined by the court or other tribunal having jurisdiction, shall be entitled to recover from the losing party in such action, also as determined by the court or other tribunal having jurisdiction, all actual costs and expenses of such litigation, including attorneys' fees, court costs, costs of investigation, accounting, and other costs reasonably related to such litigation, in such amount as may be determined in the discretion of the court or other tribunal having jurisdiction of such action.

          15.8      Severability.  In the event that any provision hereof is
                    ------------
determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

          15.9      Further Documents.  The parties each hereby covenant and
                    -----------------
agree that, from time to time, after the date hereof, at the reasonable request of any party, and without further consideration, they will execute and deliver such other documents and take such other action as may be reasonably required to carry out in all respects the transactions contemplated and intended by this Agreement.

          15.10     Notices.  All notices, requests, demands and other
                    -------
communications required or permitted to be given under this Agreement shall be in writing and shall be conclusively deemed to have been duly given (1) when hand delivered to the other party, or (2) when received, if sent by telex or facsimile at the address and number set forth below (provided, however, that notices given by facsimile shall not be effective unless either (a) a duplicate copy of such facsimile notice is promptly given by depositing same in a United States post office with first-class postage prepaid and addressed to the parties as set forth below, or (b) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method permitted under this subparagraph; additionally, any notice given by telex or facsimile shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipient's time) or on a nonbusiness day; or (3) three (3) business days after the same have been deposited in a United States post office with first-class or certified mail, return receipt, postage prepaid and addressed to the parties as set forth below; or (4) the next business day after same have been deposited with a national overnight delivery service reasonably approved by the parties (Federal Express and DHL WorldWide Express being deemed approved by the parties), postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

                    To:       Employer
                              Korn/Ferry International
                              1800 Century Park East, Suite 900
                              Los Angeles, California 90067
                              Attn: General Counsel

                    To:       Employee
                              Michael D. Boxberger
                              621 Stone Canyon Road
                              Los Angeles, California 90077

                    15.11  Gender and Tense. As used in this Agreement, the
                           ----------------
masculine, feminine and neuter gender, and the singular or plural number, shall each be deemed to include the other or others whenever the context so indicates.

                    15.12  Time. Time is of the essence in this Agreement.
                           ----

                    15.13  Parties in Interest. Nothing in this Agreement,
                           -------------------
whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons a right of subrogation or action over or against any party to this Agreement.

                    15.14  Assignment. Neither party shall, voluntarily or by
                           ----------
operation of law, assign, hypothecate, give, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of its rights, duties or other interest in this Agreement, or the proceeds thereof (collectively, "Assignment"), without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Any attempt to make an Assignment in violation of this provision shall be a material default under this Agreement, and any Assignment in violation of this provision shall be null and void.

                                        EMPLOYEE:

DATE:________________, 1998             /s/ Michael D. Boxberger
                                        ----------------------------------------
                                        Michael D. Boxberger

                                        EMPLOYER:

DATE:________________, 1998             KORN/FERRY INTERNATIONAL


                                        By: /s/ Richard M. Ferry
                                            ------------------------------------
                                        Its:  Chairman
                                            ------------------------------------